SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2005
COLONIAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Alabama	1-12358	59-7007599
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

2101 Sixth Avenue North
Suite 750
Birmingham, Alabama	35202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(205) 250-8700
Not applicable
(Former name or former address, if changed since last report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On September 15, 2005, Colonial Properties Trust (the “Company”) and Colonial Realty Limited Partnership, the Company’s operating partnership (“CRLP”), entered into an Underwriting Agreement (the “Underwriting Agreement”) and Terms Agreement (the “Terms Agreement”), each with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC, as representatives of the several underwriters named in the Terms Agreement (collectively, the “Underwriters”), in connection with the issuance and sale of 4,500,000 of its common shares of beneficial interest, par value $.01 per share, at a price of $43.75 per share. The closing of this offering is expected to occur on or about September 21, 2005. Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 675,000 common shares of the Company to cover over-allotments, if any. Such option has not yet been exercised. The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement. The Company also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. Copies of the Underwriting Agreement and Terms Agreement are filed as Exhibits 1.1 and 1.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.
     Some of the Underwriters and their affiliates have engaged in investment banking and other commercial dealings in the ordinary course of business with the Company. Wachovia Capital Markets, LLC and Banc of America Securities LLC, two of the Underwriters, and/or their affiliates are lenders under the bridge loans that the Company expects to repay using the proceeds of this offering and will therefore receive a portion of the net proceeds from this offering through the repayment of indebtedness under the bridge loans. In addition, Wachovia Capital Markets, LLC and Banc of America Securities LLC are currently lenders under the Company’s $500.0 million revolving unsecured credit facility and will therefore receive a portion of the net proceeds from this offering through the anticipated partial repayment of indebtedness under the Company’s revolving credit facility.
Item 8.01. Other Events
     As part of the Company’s ongoing strategy to reposition its retail portfolio to open-air shopping centers, on September 16, 2005, the Company entered into agreements with an unrelated third party to sell approximately six enclosed mall properties to a proposed joint venture, in which the Company would retain a 10% interest. The malls, representing 3.75 million square feet of retail shopping space, include Colonial Mall Myrtle Beach, in Myrtle Beach, SC; Colonial Mall Greenville, in Greenville, NC; Colonial Mall Bel Air, in Mobile, AL.; Colonial Mall Valdosta, in Valdosta, GA; Colonial Mall Glynn Place, in Brunswick, GA; and Colonial University Village in Auburn, AL. This transaction is expected to close in October or November 2005. However, the transaction is subject to customary closing conditions and the Company can give no assurance that this transaction will be consummated, or if consummated, that it will be consummated on the terms and in the timeframe currently contemplated.
Item 9.01. Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired
Not applicable
(b)	Pro Forma Financial Information
Not applicable
(c)	Exhibits
Attached as exhibits to this form are the documents listed below:

Exhibit	Document
1.1	Underwriting Agreement, dated September 15, 2005, by and among the Company, CRLP, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC, as representatives of the several underwriters named in the related Terms Agreement

1.2	Terms Agreement, dated September 15, 2005, by and among the Company, CRLP, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC, as representatives of the several underwriters named therein

Exhibit	Document
5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the common shares

5.2	Opinion of Sirote & Permutt, P.C. regarding Alabama law

8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibits 5.1 and 8.1)

23.2	Consent of Sirote & Permutt, P.C. (included in Exhibit 5.2)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST

Date: September 21, 2005	By:	/s/ John E. Tomlinson

John E. Tomlinson
Executive Vice President and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Document
1.1	Underwriting Agreement, dated September 15, 2005, by and among the Company, CRLP, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC, as representatives of the several underwriters named in the related Terms Agreement

1.2	Terms Agreement, dated September 15, 2005, by and among the Company, CRLP, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC, as representatives of the several underwriters named therein

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the common shares

5.2	Opinion of Sirote & Permutt, P.C. regarding Alabama law

8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibits 5.1 and 8.1)

23.2	Consent of Sirote & Permutt, P.C. (included in Exhibit 5.2)